Exhibit 10.31

MEZZANINE NOTE

New York, New York
$22,000,000	August 18, 2003

THIS MEZZANINE NOTE, dated as of August 18, 2003 (this “Mezzanine Note”), is by GLOBAL MARSH MEMBER, LLC and GLOBAL MARSH LIMITED PARTNER, LLC, each a Delaware limited liability company (“Mezzanine Borrower”), each having an office at c/o GI Partners, 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, “Mezzanine Lender”), having an office at 60 Wall Street, 10th Floor, New York, New York 10005.

FOR VALUE RECEIVED, Mezzanine Borrower promises to pay to the order of Mezzanine Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Mezzanine Note.

1.	DEFINED TERMS.

a.	Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Mezzanine Note, unless otherwise indicated.

b.	The following terms shall have the meaning ascribed thereto:

Default Rate shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) five percent (5.0%) above LIBOR Rate, adjusted from time to time as set forth herein.

Extended Maturity Date shall mean the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.

Extension Fee shall mean a non-refundable fee equal to 0.125% of the outstanding Principal Amount.

Extension Notice shall mean the First Extension Notice or the Second Extension Notice, as applicable.

Extension Option shall mean the First Extension Option or the Second Extension Option, as applicable.

First Extended Maturity Date shall have the meaning set forth in Section 5(a).

First Extension Notice shall have the meaning set forth in Section 5(a).

First Extension Option shall have the meaning set forth in Section 5(a).

Initial Maturity Date shall mean September 9, 2006.

Interest Determination Date shall mean, with respect to each Interest Period, the date which is two (2) Business Days prior to the fifteenth (15th) day of each calendar month.

Interest Period shall mean each interest period commencing on the fifteenth (15th) calendar day of a calendar month and ending on (and including) the fourteenth (14th) calendar day of the following calendar month; provided that the first Interest Period shall commence on the date hereof.

LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, LIBOR will be the arithmetic mean (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16) of one percent (1%)) of the offered rates for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two (2) such offered rates so appear. If fewer than two (2) such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Determination Date, Mezzanine Lender shall request the principal London office of any four (4) major reference banks in the London interbank market selected by Mezzanine Lender to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. Dollars for a one (1) month period as of 11:00 a.m., London time, on such Interest Determination Date in a principal amount of not less than One Million Dollars ($1,000,000) that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two (2) such quotations are so provided, Mezzanine Lender will request any three (3) major banks in New York City selected by Mezzanine Borrower to provide such bank’s rate for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for amounts comparable to the then outstanding Principal Amount (if available). If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

LIBOR Margin shall mean 475 basis points ((4.75%) per annum).

LIBOR Rate shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (b) the LIBOR Margin.

Liquidated Damages Amount shall have the meaning set forth in Section 4(d).

Loan Agreement shall mean the Mezzanine Loan and Security Agreement, dated the date hereof, between Mezzanine Borrower and Mezzanine Lender.

Lockout Period shall mean the period from the date hereof through October 8, 2005 during which time no prepayment of the Loan shall be permitted.

Lockout Release Date shall mean October 9, 2005.

Maturity Date shall mean the Initial Maturity Date or, upon the exercise by Mezzanine Borrower of the Extension Option pursuant to Section 5(a), the Extended Maturity Date, or such earlier date on which the final payment of principal of this Mezzanine Note becomes due and payable as provided in the Loan Agreement or this Mezzanine Note, whether at such stated maturity date, by declaration of acceleration or otherwise.

Maturity Date Payment shall have the meaning set forth in Section 3(d).

Mezzanine Borrower shall have the meaning provided in the first paragraph hereof.

Mezzanine Lender shall have the meaning provided in the first paragraph hereof.

Mezzanine Note shall have the meaning provided in the first paragraph hereof.

Payment Date shall be the ninth (9th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on October 9, 2003 and continuing to and including the Maturity Date.

Prepayment Date shall have the meaning set forth in Section 4(a)(i).

Prepayment Notice shall have the meaning set forth in Section 4(a)(i).

Principal Amount shall mean $22,000,000 or so much as may be outstanding under this Mezzanine Note from time to time.

Reuters Screen LIBO Page shall mean the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service) for the purpose of displaying interbank rates from London in U.S. Dollars.

Second Extended Maturity Date shall have the meaning set forth in Section 5(a).

Second Extension Notice shall have the meaning set forth in Section 5(a).

Second Extension Option shall have the meaning set forth in Section 5(a).

Telerate Page 3750 shall mean the display designated as “Page 3750” on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits.

2.	INTEREST.

a.	Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

i.	from and including the date hereof to, but not including, the first (1st) day of the second (2nd) Interest Period (i.e., the 15th day of the first calendar month immediately after the date hereof), at a rate per annum equal to 5.8750%; and

ii.	from and including the first (1st) full day of the second (2nd) Interest Period immediately following the date of this Mezzanine Note, during the term of this Mezzanine Note and thereafter during each Interest Period, at the LIBOR Rate.

b.	From and after the Maturity Date and from and after the date of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

c.	Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Mezzanine Lender pursuant to the Loan Documents (Mezzanine) at the Default Rate.

d.	Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

e.	The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.	PAYMENTS.

a.	On each Payment Date, Mezzanine Borrower shall pay to Mezzanine Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.

b.	All payments made by Mezzanine Borrower hereunder or under any of the Loan Documents (Mezzanine) shall be made on or before 12 noon New York City time. Any payments received after such time shall be credited to the next following Business Day.

c.

All amounts advanced by Mezzanine Lender pursuant to the Loan Documents (Mezzanine), other than the Principal Amount, or other charges provided in the Loan Documents (Mezzanine), shall be due and payable as provided in the Loan Documents (Mezzanine). In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option, first apply any payments received under this Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

d.	The entire Principal Amount of this Mezzanine Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other fees and sums payable hereunder or under the Loan Documents (Mezzanine) (collectively, the Maturity Date Payment) shall be due and payable in full on the Maturity Date.

e.	Amounts due on this Mezzanine Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Mezzanine Lender or its agent or designee at the address set forth on the first page of this Mezzanine Note or at such other place as Mezzanine Lender or its agent or designee may from time to time designate in writing.

f.	All amounts due under this Mezzanine Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

g.	To the extent that Mezzanine Borrower makes a payment or Mezzanine Lender receives any payment or proceeds for Mezzanine Borrower’s benefit which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Mezzanine Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Mezzanine Lender.

4.	PREPAYMENTS. Prior to the Lockout Release Date, the outstanding Principal Amount may not be paid in whole or in part.

a.	Voluntary Prepayments. Mezzanine Borrower shall have the right only on a Payment Date after the Lockout Release Date to prepay the Principal Amount in whole, but not in part, upon satisfaction of the following conditions:

i.	Mezzanine Borrower shall provide prior irrevocable written notice (the Prepayment Notice) to Mezzanine Lender specifying the proposed Payment Date on which the prepayment is to be made, which date shall be no later than sixty (60) days and no earlier than thirty (30) days after the date of such Prepayment Notice (the date of such prepayment pursuant to this Section 4(a) and Section 4(b) or pursuant to the terms of any Loan Document (Mezzanine) being the Prepayment Date); and

ii.	Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d).

b.	Mandatory Prepayments.

i.	On the next succeeding Payment Date following the date on which any of the events set forth in Section 2.3.1(a) of the Loan Agreement shall occur, Mezzanine Borrower shall prepay the entire Principal Amount, together, if applicable, with the payment of any other amounts then due and payable pursuant to the Loan Agreement (Mezzanine), and Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d).

ii.	On the next succeeding Payment Date following the date on which Mezzanine Borrower receives any Excess Proceeds, Mezzanine Borrower shall prepay the Principal Amount in an amount equal to one hundred percent (100%) of such Excess Proceeds in accordance with Section 2.3.1(b) of the Loan Agreement, and Mezzanine Borrower shall comply with the provisions set forth in Section 4(c).

iii.	On the next succeeding Payment Date following the date on which Mortgage Borrower obtains a release of any Individual Property pursuant to the Loan Agreement (Mortgage), Mezzanine Borrower shall pay the Release Payment to Mezzanine Lender in accordance with Section 7.3(a) of the Loan Agreement, and Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d).

c.	Payments in Connection with a Prepayment. On the applicable Prepayment Date, Mezzanine Borrower shall pay to Mezzanine Lender:

i.	the entire outstanding Principal Amount (or, in connection with a prepayment pursuant to Section 4(b)(ii) or Section 4(b)(iii), such portion of the Principal Amount as is equal to such Excess Proceeds or the Release Payment, as applicable);

ii.	all unpaid interest on the Principal Amount being prepaid calculated through the end of the Interest Period during which such prepayment is made;

iii.	all other sums then due under this Mezzanine Note, the Loan Agreement, the Pledge and the other Loan Documents (Mezzanine); and

iv.	all costs and expenses of Mezzanine Lender incurred in connection with the prepayment (including, without limitation, any costs and expenses associated with a release of the Lien of the Loan Agreement and the Pledge as set forth in Section 2.3.3 of the Loan Agreement, if applicable), as well as reasonable attorneys’ fees and expenses.

d.	LIQUIDATED DAMAGES AMOUNT. IF, NOTWITHSTANDING THE PROHIBITIONS OF THIS SECTION 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID DURING THE LOCKOUT PERIOD, INCLUDING AS A RESULT OF AN ACCELERATED MATURITY DATE BUT EXCLUDING A MANDATORY PREPAYMENT UNDER SECTION 4(b)(ii), THEN MEZZANINE BORROWER SHALL PAY TO MEZZANINE LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER FEES AND SUMS PAYABLE UNDER THIS MEZZANINE NOTE AND THE OTHER LOAN DOCUMENTS (MEZZANINE), AN AMOUNT EQUAL TO TEN PERCENT (10%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE LIQUIDATED DAMAGES AMOUNT). FOR THE AVOIDANCE OF DOUBT, NO LIQUIDATED DAMAGES AMOUNT SHALL BE PAYABLE IN ANY EVENT FOLLOWING THE EXPIRATION OF THE LOCKOUT PERIOD.

5.	EXTENSION OPTION.

a.	Extension Option. Subject to the provisions of this Section 5, Mezzanine Borrower shall have the option (the First Extension Option), exercisable by irrevocable written notice (the First Extension Notice) delivered to Mezzanine Lender no later thirty (30) days prior to the Initial Maturity Date, to extend the Initial Maturity Date to September 9, 2007 (the First Extended Maturity Date). In the event Mezzanine Borrower shall have exercised the First Extension Option, Mezzanine Borrower shall have the option (the Second Extension Option), exercisable by irrevocable written notice (the Second Extension Notice) delivered to Mezzanine Lender no later than thirty (30) days prior to the First Extended Maturity Date, to extend the First Extended Maturity Date to September 9, 2008 (the Second Extended Maturity Date). Mezzanine Borrower’s right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent as of the delivery of the Extension Notice and immediately prior to such extension hereunder:

i.	no Monetary Default or Event of Default shall have occurred and be continuing both on the date Mezzanine Borrower delivers the Extension Notice and on the Initial Maturity Date or the First Extended Maturity Date, as applicable;

ii.	Mezzanine Borrower shall obtain and deliver to Mezzanine Lender, not later than one (1) Business Day prior to the first day of the term of the Loan as extended, a Replacement Interest Rate Cap Agreement from an Approved Counterparty, which Replacement Interest Rate Cap Agreement shall be effective for the period commencing on the day immediately following the Initial Maturity Date or the First Extended Maturity Date, as the case may be, and ending on the last day of the Interest Period during which the applicable Extended Maturity Date occurs;

iii.	Mezzanine Borrower shall deliver a Counterparty Opinion with respect to the Replacement Interest Rate Cap Agreement and the related Acknowledgment;

iv.	Simultaneously with the delivery of the Extension Notice, Mezzanine Borrower shall pay to Mezzanine Lender the Extension Fee; and

v.	Mortgage Borrower shall have (A) timely exercised the extension option to extend the Loan (Mortgage) contained in the Mortgage Note, (B) been entitled pursuant to the terms of the Loan Documents (Mortgage) to exercise such extension option, and (C) paid the extension fee required pursuant to the terms of the Mortgage Note.

b.	Extension Documentation. As soon as practicable following an extension of the Maturity Date pursuant to this Section 5, Mezzanine Borrower shall execute and deliver an amendment of and/or restatement of the Mezzanine Note and shall enter into such amendments to the Loan Documents (Mezzanine) as may be reasonably necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 5; provided, however, that no failure by Mezzanine Borrower to enter into any such amendments and/or restatements shall affect the rights or obligations of Mezzanine Borrower or Mezzanine Lender with respect to the extension of the Maturity Date.

6.	MISCELLANEOUS.

a.	Waiver. Mezzanine Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Mezzanine Note and, except as otherwise expressly provided in the Loan Documents (Mezzanine), all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Mezzanine Note. Mezzanine Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Mezzanine Lender with respect to the payment or other provisions of this Mezzanine Note and to the release of the collateral securing this Mezzanine Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Mezzanine Note.

b.	Non-Recourse. Recourse to Mezzanine Borrower with respect to any claims arising under or in connection with this Mezzanine Note shall be limited to the extent provided in Section 13.1 of the Loan Agreement, and the terms, covenants and conditions of Section 13.1 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Mezzanine Note.

c.	Mezzanine Note Secured. This Mezzanine Note and all obligations of Mezzanine Borrower hereunder are secured by the Loan Agreement, the Pledge and the other Loan Documents (Mezzanine).

d.	Notices. Any notice, election, request or demand which by any provision of this Mezzanine Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

e.	Entire Agreement. This Mezzanine Note, together with the other Loan Documents (Mezzanine), constitutes the entire and final agreement between Mezzanine Borrower and Mezzanine Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Mezzanine Borrower and Mezzanine Lender.

f.	No Waiver. No waiver of any term or condition of this Mezzanine Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

g.	Successors and Assigns. This Mezzanine Note shall be binding upon and inure to the benefit of Mezzanine Borrower and Mezzanine Lender and their respective successors and permitted assigns. Upon any endorsement, assignment or other transfer of this Mezzanine Note by Mezzanine Lender or by operation of law, the term “Mezzanine Lender”, as used herein, shall mean such endorsee, assignee or other transferee or successor to Mezzanine Lender then becoming the holder of this Mezzanine Note. The term “Mezzanine Borrower” as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Mezzanine Borrower, if any.

h.	Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mezzanine Note.

i.	Counterparts. This Mezzanine Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Mezzanine Note.

j.	Severability. The provisions of this Mezzanine Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Mezzanine Note.

k.	GOVERNING LAW. THIS MEZZANINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES. MEZZANINE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (MEZZANINE) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON MEZZANINE BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. MEZZANINE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

l.	JURY TRIAL WAIVER. EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS MEZZANINE NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS MEZZANINE NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6(1) MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

m.	Counterclaims and other Actions. Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Mezzanine Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Mezzanine Note and cannot be maintained in a separate action), and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mezzanine Borrower has caused this Mezzanine Note to be executed and delivered as of the day and year first above written.

MEZZANINE BORROWER:

GLOBAL MARSH MEMBER, LLC, a Delaware limited liability company

By:	Global Innovation Partners, LLC, a Delaware limited liability company, its member

	By:	Global Innovation Manager, LLC, a Delaware limited liability company, its manager

By:	/s/ MICHAEL F. FOUST
Name:	Michael F. Foust
Title:	Authorized Signatory

GLOBAL MARSH LIMITED PARTNER, LLC, a Delaware limited liability company

By:	Global Marsh Member, LLC, a Delaware limited liability company, its member

	By:	Global Innovation Partners, LLC, a Delaware limited liability company, its member

	By:	Global Innovation Manager, LLC, a Delaware limited liability company, its manager

By:	/s/ MICHAEL F. FOUST
Name:	Michael F. Foust
Title:	Authorized Signatory

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On this 12th day of August, 2003, before me, the undersigned, a Notary Public in and for said state, personally appeared Michael F. Foust, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ MARY M. HAMILTON
Notary Public
NOTARIAL SEAL	My Commission Expires: March 10, 2004

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On this 12th day of August, 2003, before me, the undersigned, a Notary Public in and for said state, personally appeared Michael F. Foust, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ MARY M. HAMILTON
Notary Public
NOTARIAL SEAL	My Commission Expires: March 10, 2004